Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Second Quarter Operating Results

January 13, 2009	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for its second quarter and six months ended November 30, 2008. Sales for the quarter decreased $122,000, or 3.9%, to $2,989,281 for the three months ended November 30, 2008 compared to $3,110,921 for the same period last year. Sales for the six months ended November 30, 2008 increased $733,000, or 13.4%, to $6,182,666 compared to $5,449,926 for the six months ended November 30, 2007. In the second quarter, sales in the SBS Balancer segment decreased $52,000 and sales in the SMS Measurement segment decreased $69,000 as compared to the same period last year. These decreases were primarily due to lower unit sales volumes. For the six months ended November 30, 2008, sales in the SBS Balancer segment increased $420,000, or 10.1%, while sales in the SMS Measurement segment increased $313,000, or 24.2%. Sales in the SBS Balancer segment for the six month period increased primarily due to higher unit sales volumes in Asia and Europe offset by slightly lower sales volumes in North America. In the SMS Measurement segment, sales of the Company’s Acuity™ line of laser-based dimensional measurement products increased due to higher unit sales volumes, primarily in North America.

Gross margins for the second quarter of Fiscal 2009 were 46.9% as compared to 54.3% during the same period last year. Gross margins for the six months ended November 30, 2008 were 49.5% as compared to 53.7% in the six months ended November 30, 2007. These decreases were primarily due to changes in product sales mix shifting towards lower margin products. Operating expenses increased $258,000, or 18.3%, to $1,671,245 for the three months ended November 30, 2008 as compared to $1,412,857 for the three months ended November 30, 2007. Operating expenses increased $806,000, or 33.1%, to $3,241,382 for the six months ended November 30, 2008 as compared to $2,434,985 for the six months ended November 30, 2007. Research and development expenses increased due to costs associated with the Xact™ product development incorporating the technology acquired from Xtero Datacom, Inc. in February 2008 and to new product development associated with existing product lines. General, administrative and selling costs increased primarily due to higher professional fees associated with compliance costs for Section 404 of the Sarbanes-Oxley Act, higher personnel costs including additions to management, higher stock-based compensation and higher amortization expenses.

Net loss for the second quarter was $113,667, or $.04 per fully diluted share, compared to net income of $264,739, or $.10 per fully diluted share, for the same period last year. For the six months ended November 30, 2008, net loss was $80,120, or $.03 per fully diluted share, as compared to net income of $449,254, or $.16 per fully diluted share, for the six months ended November 30, 2007.

“Given the nature of our technology products, we would expect that recent downturns in the global economy will have an impact on our businesses going forward. Needless to say, we are watching all of our global markets very carefully. We are continuing to make investments in the future, including the development of new products and enhancements to existing products in addition to strengthening our management team. Although these investments have not yet had a positive impact on operating income, we expect that we will see the benefits of these investments on a going forward basis. We intend to launch new products in the second half of the year including the Xact™ product line,” commented Wayne Case, Chairman, President and CEO of Schmitt Industries.

About Schmitt Industries

Schmitt Industries, Inc. designs, manufactures and markets computer controlled balancing equipment (the Balancer segment) primarily to the machine tool industry. Through its wholly owned subsidiary, Schmitt Measurement Systems, Inc., the Company designs, manufactures and markets precision laser measurement systems used in surface measurement applications and dimensional measurement applications and ultrasonic measurement products for remote monitoring of chemical storage tanks (the Measurement segment). The Company also sells and markets its products in Europe through its wholly owned subsidiary, Schmitt Europe Ltd. located in the United Kingdom.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

FORWARD-LOOKING STATEMENTS

The statements in this release, including remarks by Wayne Case regarding the impact of the global economy on SBS Balancer and SMS Measurement business segments, the timing of introduction of new significant products, including the Xact™ product incorporating the technology acquired from Xtero Datacom, and the expected contributions of new members of the Schmitt management team, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors including but not limited to the uncertainties of the Company’s new product introductions, the risks of increased competition and technological change in the Company’s industry, and other factors detailed in the Company’s SEC filings. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or to address changes to this release made by wire services or internet service providers.

For more information contact:	Linda M. Case, Investor Relations (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	November 30, 2008	May 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$4,884,358	$3,020,131
Short-term investments	—	2,499,863
Accounts receivable, net of allowance of $25,014 and $26,584 at November 30, 2008 and May 31, 2008, respectively	1,868,872	1,590,975
Inventories	4,000,486	3,910,431
Prepaid expenses	122,059	100,614
Deferred tax asset	158,810	158,810

	11,034,585	11,280,824

Property and equipment
Land	299,000	299,000
Buildings and improvements	1,562,136	1,548,104
Furniture, fixtures and equipment	984,829	918,232
Vehicles	90,452	95,848

	2,936,417	2,861,184
Less accumulated depreciation and amortization	(1,461,292)	(1,409,405)

	1,475,125	1,451,779

Other assets
Long-term deferred tax asset	194,443	194,443
Intangible assets	2,692,948	2,800,437

	2,887,391	2,994,880

TOTAL ASSETS	$15,397,101	$15,727,483

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$580,508	$528,485
Accrued commissions	244,974	233,943
Accrued payroll liabilities	79,702	78,707
Other accrued liabilities	136,684	254,742
Income taxes payable	56,093	304,201

Total current liabilities	1,097,961	1,400,078

Long-term liabilities	590,855	570,942
Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 2,870,160 shares issued and outstanding at both November 30, 2008 and May 31, 2008	9,480,222	9,370,352
Accumulated other comprehensive loss	(201,716)	(123,788)
Retained earnings	4,429,779	4,509,899

Total stockholders’ equity	13,708,285	13,756,463

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,397,101	$15,727,483

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2008 AND 2007

(UNAUDITED)

	Three Months Ended November 30,		Six Months Ended November 30,
	2008	2007	2008	2007
Net sales	$2,989,281	$3,110,921	$6,182,666	$5,449,926
Cost of sales	1,586,602	1,421,593	3,122,607	2,525,233

Gross profit	1,402,679	1,689,328	3,060,059	2,924,693

Operating expenses:
General, administration and sales	1,420,351	1,222,955	2,743,269	2,199,791
Research and development	250,894	189,902	498,113	235,194

Total operating expenses	1,671,245	1,412,857	3,241,382	2,434,985

Operating income (loss)	(268,566)	276,471	(181,323)	489,708
Other income (expense)	(2,214)	60,768	18,017	133,546

Income (loss) before income taxes	(270,780)	337,239	(163,306)	623,254
Provision (benefit) for income taxes	(157,113)	72,500	(83,186)	174,000

Net income (loss)	$(113,667)	$264,739	$(80,120)	$449,254

Net income (loss) per common share:
Basic	$(0.04)	$0.10	$(0.03)	$0.17

Weighted average number of common shares, basic	2,870,160	2,669,180	2,870,160	2,668,528
Diluted	$(0.04)	$0.10	$(0.03)	$0.16

Weighted average number of common shares, diluted	2,870,160	2,776,816	2,870,160	2,781,947